EXHIBIT 10.6

LETTER DATED JULY 23, 2003 ACKNOWLEDGING TERMINATION OF

PREVIOUS SUPPLEMENTAL COMPENSATION AGREEMENT BETWEEN

KREISLER MANUFACTURING CORPORATION

AND WALLACE KELLY (JULY 11, 2001) AND

NEW SUPPLEMENTAL COMPENSATION AGREEMENT

July 23, 2003

Dear Wally,

This letter confirms our mutual understanding that the original agreement dated July 11, 2001 is null and void.

The new agreement as outlined below replaces the original supplemental agreement.

Wallace N. Kelly will receive $110,000.00 additional compensation on February 15, 2004 as a continuation bonus for his additional services including transitioning a new COO.

In consideration of this agreement Wallace N. Kelly will remain employed until February 1, 2004 unless the Company decides to terminate his employment at an earlier date. Compensation and living expenses will continue at the current rate until termination.

If you are in agreement with the above terms and conditions please acknowledge by signing below.

Thank you.

Sincerely,

By:	/s/ Edward L. Stern
Kreisler Manufacturing Corporation
CEO and President

Acknowledgement:	/s/ Wallace N. Kelly
On July 30, 2003